EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of MedAmicus, Inc. (the "Corporation") on Form S-8 related to the 1996 Non-Employee Director and Medical Advisory Board Stock Option Plan of our report dated January 19, 2001 (January 23, 2001, as to Note 5), with respect to the financial statements of the Corporation included in the annual report on Form 10-KSB for the year ended December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

                                                     /s/ McGladrey & Pullen, LLP
                                                         McGladrey & Pullen, LLP

Minneapolis, Minnesota
March 28, 2001